CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203994 on Form S-1 of our report dated April 28, 2017, relating to the consolidated financial statements of Aspirity Holdings, LLC and subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty, appearing in this Annual Report on Form 10-K of Aspirity Holdings, LLC for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN

April 28, 2017